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                         CONSENT OF ERNEST & YOUNG LLP
                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Hydron Technologies, Inc. for the registration of 2,313,500 shares of its common stock and to the incorporation by reference therein of our report dated February 21, 1996, with respect to the consolidated financial statements of Hydron Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                               ERNST & YOUNG LLP
                              /s/ Ernst Young LLP

West Palm Beach, Florida
September 6, 1996